Exhibit 8.1
LIST OF CONSOLIDATED SUBSIDIARIES

JURISDICTION OF
NAME	INCORPORATION
POSCO E&C Co., Ltd.	Korea
POSCO P&S Co., Ltd.	Korea
POSCO Coated & Color Steel Co., Ltd.	Korea
POSCO Plant Engineering Co., Ltd.	Korea
POSCO ICT Co., Ltd.	Korea
POSCO Research Institute	Korea
Seung Kwang Co., Ltd.	Korea
POSCO A&C Co., Ltd.	Korea
POSCO Specialty Steel Co., Ltd.	Korea
POSTECH Venture Capital Corp.	Korea
eNtoB Corporation	Korea
POSCO Chemtech Company Ltd.	Korea
POSCO Terminal Co., Ltd.	Korea
Metapolis Co., Ltd.	Korea
POSMATE Co., Ltd.	Korea
POSCO M-TECH Co., Ltd.	Korea
POSCO Power Corp.	Korea
Postech 2006 Energy Fund	Korea
PHP Co., Ltd.	Korea
POSCO TMC Co., Ltd.	Korea
PNR Co., Ltd.	Korea
Megaasset Co., Ltd.	Korea
Daewoo Engineering Company	Korea
POSCO FuelCell Co., Ltd.	Korea
POSCO AST Co., Ltd.	Korea
DaiMyung TMS Co., Ltd.	Korea
POS-HiMetal Co., Ltd.	Korea
POSCO E&E Co., Ltd.	Korea
Gwangyang SPFC Co., Ltd.	Korea
9Digit Co., Ltd.	Korea
Sungjin Geotec Co., Ltd.	Korea
Postech Early Stage Fund	Korea
POSCO Family Strategy Fund	Korea
Daewoo International Corporation	Korea
POSCO LED Co., Ltd.	Korea
POSCO NST Co., Ltd.	Korea
Pohang SRDC Co., Ltd.	Korea
POSCO America Corporation	USA
POSCO Australia Pty. Ltd.	Australia
POSCO Canada Ltd.	Canada
POSCAN Elkview Coal Ltd.	Canada
POSCO Asia Co., Ltd.	China
VSC POSCO Steel Corporation	Vietnam
Dalian POSCO-CFM Coated Steel Co., Ltd.	China
POSCO-CTPC Co., Ltd.	China
POSCO-JKPC Co., Ltd.	Japan
International Business Center Corporation	Vietnam
POSCO E&C Vietnam Co., Ltd.	Vietnam
Zhangjiagang Pohang Stainless Steel Co., Ltd.	China

JURISDICTION OF
NAME	INCORPORATION
Guangdong Pohang Coated Steel Co., Ltd.	China
POSCO (Thailand) Co., Ltd.	Thailand
Myanmar-POSCO Steel Co., Ltd.	Myanmar
POSCO-JOPC Co., Ltd.	Japan
POSCO Investment Co., Ltd.	China
POSCO-MKPC SDN. BHD.	Malaysia
Qingdao Pohang Stainless Steel Co., Ltd.	China
POSCO (Suzhou) Automotive Processing Center Co., Ltd.	China
POSCO Bio Ventures L.P.	USA
POSEC-Hawaii Inc.	USA
POS-Qingdao Coil Center Co., Ltd.	China
POS-Ore Pty. Ltd.	Australia
POSCO-China Holding Corp.	China
POSCO-Japan Co., Ltd.	Japan
POS-CD Pty. Ltd.	Australia
POS-GC Pty. Ltd.	Australia
POSCO-India Private Ltd.	India
POS-India Pune Steel Processing Centre Pvt. Ltd.	India
POSCO-JNPC Co., Ltd.	Japan
POSCO-Foshan Steel Processing Center Co., Ltd.	China
POSCO E&C (Beijing) Co., Ltd.	China
POS-MPC S.A. de C.V.	Mexico
Zhangjigang Pohang Port Co., Ltd.	China
Qingdao Pos-metal Co., Ltd.	China
POSCO-Vietnam Co., Ltd.	Vietnam
POSCO-Mexico Co., Ltd.	Mexico
POSCO-India Delhi Steel Processing Centre Pvt. Ltd.	India
POSCO-Poland Wroclaw Steel Processing Center Co., Ltd.	Poland
POS-NP Pty. Ltd.	Australia
POSCO-Vietnam Processing Center Co., Ltd.	Vietnam
POSCO (Chongqing) Automotive Processing Center Co., Ltd.	China
Suzhou POS-CORE Technology Co., Ltd.	China
POSCO-JYPC Co., Ltd.	Japan
POSCO-Malaysia SDN. BHD.	Malaysia
POS-Minerals Corporation	USA
POSCO (Wuhu) Automotive Processing Center Co., Ltd.	China
POSCO-Philippine Manila Processing Center Inc.	Philippines
POSCO Mexico East Steel Distribution Center Co., Ltd.	Mexico
POSCO VST Co., Ltd.	Vietnam
POSCO Maharashtra Steel Pvt. Ltd.	India
POSCO India Chennai Steel Processing Centre Pvt. Ltd.	India
POSCO Turkey Nilufer Processing Center Co., Ltd.	Turkey
POSCO Vietnam Ha Noi Processing Center Co., Ltd.	Vietnam
POSCO (Liaoning) Automotive Processing Center Ltd.	China
POSCO-Indonesia Jakarta Processing Center, PT	Indonesia
POSCO China Dalian Plate Processing Center Ltd.	China
POSCO-NCR Coal Ltd.	Canada
POSCO WA Pty. Ltd.	Australia
Daewoo International America Corp.	USA
Daewoo International Deutschland GmbH	Germany
Daewoo International Japan Corp.	Japan
Daewoo International Singapore Pte. Ltd.	Singapore
Daewoo Italia S.r.l.	Italy
Daewoo Cement (Shandong) Co., Ltd.	China

JURISDICTION OF
NAME	INCORPORATION
Daewoo (China) Co., Ltd.	China
PT. RISMAR Daewoo Apparel	Indonesia
Daewoo Textile Fergana LLC	Uzbekistan
Daewoo Textile Bukhara LLC	Uzbekistan
Daewoo International Australia Holdings Pty. Ltd.	Australia
Daewoo Paper Manufacturing Co., Ltd.	China
POSCO Mauritius Ltd.	Mauritius
POSCO (Zhangjiagang) Stainless Steel Processing Center Co., Ltd.	China
DAEWOO INT’L MEXICO S.A. de C.V.	Mexico
Xenesys Inc.	Japan

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